EXHIBIT 99.1


                         PRIMEDIA To Acquire EMAP USA

                  *PRIMEDIA to become second largest consumer
                        magazine publisher in the U.S.

               *Uniquely synergistic transaction will strengthen
                            PRIMEDIA's position as
                the leading targeted media company in the world

                 *Transaction of $515 million is significantly
                                 accretive to
                      per share value on an EBITDA basis

                  *Cash from selected divestitures and common
                      equity to fund acquisition will put
                   debt leverage ratios below current levels

New York, NY, July 2, 2001 - PRIMEDIA Inc. (NYSE: PRM) today announced it has agreed to acquire EMAP USA (formerly known as Peterson Publishing) from EMAP plc, forming the second largest magazine company in the U.S. EMAP USA has more than 60 consumer titles reaching over 75 million enthusiasts through a combination of magazines, network and cable television shows, web sites, and live consumer events. The acquisition, upon completion, is immediately accretive to per share value on an EBITDA basis.

Among its well-known titles are Motor Trend, Hot Rod, Teen, Surfer and Stereophile. The properties uniquely complement many existing PRIMEDIA products in key niche markets including automotive, teen, outdoor, active sports and consumer electronics. This transaction significantly strengthens PRIMEDIA in scope and scale in its core traditional media properties, and enhances the company's position as the largest targeted media company in the world with more than 280 consumer and business to business magazines, in addition to its video and Internet properties.

Under the terms of the agreement, PRIMEDIA will pay $515 million for EMAP USA, consisting of $505 million in cash and warrants to purchase 2 million shares of Primedia at $9 per share that have been valued by Merrill Lynch at approximately $10 million. The transaction, which is subject to customary closing conditions including regulatory review, is expected to close by the end of the third quarter. The acquisition does not include the U.S. edition of FHM.

The financing of the transaction will improve PRIMEDIA's debt leverage ratios. The acquisition is being financed through approximately half debt and half from the combination of proceeds from the sale of non-core assets and the issuance of common equity. The source of the debt will be the company's existing revolving credit facility. The equity will be in the form of common stock as well as an equity bridge. The common stock offering will be backstopped by funds managed by KKR, PRIMEDIA's largest shareholder. The equity bridge will be provided by KKR. The proceeds from non-core asset sales, expected to be in excess of $250 million, will be used to repay the equity bridge as well as debt. Those non-core assets to be sold will be disclosed at a later date. As a result, the transaction will improve PRIMEDIA's capital structure and leverage ratios.

Tom Rogers, Chairman & CEO of PRIMEDIA, stated: "While the word synergy is often overused, this could not be a more synergistic transaction for PRIMEDIA. Beyond providing great scale in catapulting PRIMEDIA to the number two spot in the magazine industry in revenues and single copy sales, it further cements our position as the number one producer of magazine editorial and advertising pages each month. Moreover, the EMAP USA magazine properties strengthen PRIMEDIA's unique mix of category specific endemic advertising (with its far more stable characteristics than general brand advertising), as well as circulation revenue which is an increasingly important component of the Company's financial model."


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In addition, the acquisition of the EMAP USA titles provides the following important benefits:

- Adds significant scale to one of PRIMEDIA's strongest niche sectors - the automotive enthusiast market.

- The new car automotive advertising category is enormous. The newly acquired Motor Trend magazine when combined with PRIMEDIA's existing Automobile title provides a uniquely strengthened position for the Company in this very significant market.

- The teen market is another highly significant focus for PRIMEDIA. The acquisition of Teen Magazine, when combined with Seventeen, our Youth Entertainment titles, Channel One, Cover Concepts, and our Internet teen properties, including Gurl.Com, provides a strengthened presence for our network of teen franchises.

- The acquisition further cements PRIMEDIA's position as the leading provider of niche topic video in the U.S. Already PRIMEDIA titles have been translated to 10 weekly cable TV programs, and with the new properties, 5 more weekly cable TV programs will be added emanating from the PRIMEDIA print brands.

- EMAP USA's high tech and action sports titles add higher growth categories to PRIMEDIA's enthusiast magazine business. In the action sports area, PRIMEDIA acquires the Gravity Games, a leading TV franchise presenting youth action sports, which is broadcast on NBC. The Action Sports properties also add substantial reach in young male demographics.

- This acquisition enables us to further amortize our About.com Internet infrastructure, which is now being integrated into the operations of the entire company. We can now pursue a wide array of high growth digital opportunities without increased cost. It has become abundantly clear that the enthusiast magazine brands provide a very solid basis for the creation of multimedia platforms that span print, video and the Internet, and PRIMEDIA is in a unique position to exploit these opportunities further as a result of its new About.com and Consumer Video units.

- The acquisition provides a unique opportunity for PRIMEDIA to leverage its overhead that being substantial efficiencies as a result of the new scale of operations. In the areas of paper purchasing, circulation, production, technology, finance, and others, there are substantial cost savings that will be achieved.

- EMAP USA has developed significant sources of revenue in the area of national branded sales, which will bolster PRIMEDIA's developing integrated sales efforts. EMAP USA has also developed non-advertising revenues beyond subscription fees, in the areas of licensing, merchandising, and events.

- Direct marketing initiatives both offline and online, will be enhanced by the significant increase in data base information that results from the acquisition.

- We will take advantage of our strong management team under the leadership of John Loughlin, President and CEO, Consumer Magazine and Media Group, which has already driven substantial improvements in the operations of PRIMEDIA's existing consumer magazines.

Financial Information and Guidance

For the fiscal year ended March 31, 2001, EMAP USA (excluding FHM) had revenues of $362 million and EBITDA of $54 million. For calendar year 2001, we expect EMAP USA EBITDA to decline to approximately $46 million. With cost synergies and revenue growth, we expect this EBITDA to increase to $62 million, or 35%, in 2002. Consequently, the price is 8.3X projected EBITDA.



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As we have said, the company expects EMAP USA to be a strong contributor to
EBITDA. At the same time, the Company continues to see the effects of a sluggish advertising environment, especially in the B2B sector and the network television market in which Channel One competes. At this time we expect PRIMEDIA's full year 2001 EBITDA from continuing operations will be in a range of $280 - $300 million which is consistent with Wall Street consensus estimates. This will include the effect of this acquisition assuming a closing by September 30, 2001, but will be offset by certain divestitures which should occur during the same period. Further guidance on 2002 expectations, including the effects of EMAP USA and asset sales, will be provided at a later date.

PRIMEDIA was advised by Merrill Lynch on this transaction.

Conference Call
PRIMEDIA will host a conference call today -- Monday, July 2, 2001 at 10:00 AM, ET, to discuss Primedia's acquisition of EMAP USA.

Via Phone
In order to participate in the call, please dial 1 (800) 235-0452 if you are in the U.S., or 1(785) 832-1077 if you are outside the U.S. You should dial in at least five minutes prior to the start of the call. The conference call ID is Primedia.

A recorded version will also be available after the conference by calling 1
(800) 938-0996 in the U.S., or 1 (402) 220-1540 if you are outside the U.S. No password is required for replays. The recorded version will be available two hours after the completion of the call until 7:00 p.m. ET, Monday, July 9, 2001.


Via Internet
Access to the live and reply audio version of the Primedia conference call will be available on our website at www.primedia.com (you will not be able to ask questions via website).

About PRIMEDIA
PRIMEDIA is the new tradition in media. With 2000 sales of $1.7 billion from a unique combination of traditional and new media properties, it is the leading targeted content and integrated marketing solution in both the consumer and business-to-business sectors. The Company is the #1 special interest magazine publisher in the U.S., with more than 230 titles such as Seventeen, New York, Fly Fisherman, American Baby, Telephony, American Demographics, the #1 producer and distributor of specialty video with 18 satellite and digital video product lines, including, Chanel One Network; and the #1 news and information group on the Internet, with over 1,000 special interest web sites led by About.com. PRIMEDIA's stock symbol is: NYSE: PRM. More information about the Company can be found at www.PRIMEDIA.com.

This release contains certain forward-looking statements concerning PRIMEDIA's operations, economic performance and financial condition. These statements are based upon a number of assumptions and estimates, which are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions, which are subject to change. Some of these assumptions may not materialize, and unanticipated events will occur which can affect the Company's results.



CONTACTS

PRIEDIA
Investor Relations:
Warren Bimblick 212-745-0615



Media:
Whit Clay 212-446-1864



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